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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

CONTACT:

     SUSAN LERETTE, VICE PRESIDENT, COMMUNICATIONS, (210) 283-2631



                  TESORO POSTS CORPORATE DATA ON INTERNET SITE

     SAN ANTONIO - NOVEMBER 26, 2001 - Tesoro Petroleum Corporation (NYSE:TSO) announced that today it has posted certain supplemental financial and operational information to its corporate Internet site and also has filed this information on Form 8-K with the SEC. This information should be used in conjunction with reports that the Company has filed with the SEC, as well as other information and data the Company has publicly disclosed.

     Interested parties can access this new section by logging onto Tesoro's website at http://www.tesoropetroleum.com and clicking on the Our Investors, and Supplemental Financial and Operational Information buttons.

     Tesoro Petroleum Corporation is an independent refiner and marketer of petroleum products. The Company operates five refineries in the western U.S. with a combined capacity of approximately 390,000 barrels per day, making it one of the largest independent refiners and marketers in the region. Tesoro's marketing system includes a growing network of retail stations under the Tesoro and Mirastar brands.